UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2005

Commission File Number 1-11527

HOSPITALITY PROPERTIES TRUST

Maryland	04-3262075
(State of Organization)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

617-964-8389

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

A.  Offering of Common Shares.

On June 3, 2005, we priced an underwritten public offering of 4,500,000 common shares of beneficial interest. We expect to issue and deliver these shares on or about June 8, 2005.  The public offering price was $44.39 per share.  We expect to use the $190.5 million of net proceeds of the offering (after estimated expenses and underwriters’ commissions) to reduce amounts outstanding on our revolving bank credit facility and for general business purposes.  We also granted the underwriters an option to purchase an additional 675,000 common shares to cover overallotments, if any.

A prospectus supplement relating to these common shares will be filed with the Securities and Exchange Commission.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale is not permitted.

B.  Closing of Hotel Acquisition.

On May 31, 2005, we acquired the last of the 13 hotels which, as previously reported, we agreed to acquire from subsidiaries of InterContinental Hotels Group, plc, or IHG.  The allocated purchase price for that hotel, a full service InterContinental® hotel in Austin, Texas, having 189 rooms/suites, was $30.5 million.  We funded the acquisition with cash on hand and a borrowing under our revolving bank credit facility.  The purchase of the other 12 hotels was completed on February 16, 2005.  This acquisition and related agreements are more fully described in Item 1.01 of our Current Report on Form 8-K, dated December 17, 2004 and in Items 1.01, 2.01 and 8.01 of our Current Report on Form 8-K dated February 16, 2005.  The information contained in those items of those two reports (except to the extent later updated or superseded by information contained in reports we have filed with the Securities and Exchange Commission or by this paragraph), is incorporated in this Item 8.01(B) by reference.

C.  Re-election of Trustees.

At our regular annual meeting of shareholders held on May 11, 2005, our shareholders re-elected John L. Harrington and Barry M. Portnoy as trustees (in the case of Mr. Harrington, 48,278,648 shares voted in favor of the re-election, and 15,076,532 shares withheld; in the case of Mr. Portnoy, 48,287,763 shares voted in favor of the re-election, and 15,067,417 shares withheld).  The term of office of each of Messrs. Harrington and Portnoy will extend until our annual meeting of shareholders in 2008.  Messrs. Gerard M. Martin, Frank J. Bailey and Arthur G. Koumantzelis continue to serve as trustees with current terms of office expiring in 2006, 2006 and 2007, respectively.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO OUR ISSUANCE OF COMMON SHARES (INCLUDING THE OVERALLOTMENT OPTION), THE AMOUNT AND USE OF PROCEEDS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT BELIEFS AND EXPECTATIONS, BUT MAY NOT OCCUR DUE TO MANY DIFFERENT REASONS, SOME OF WHICH ARE BEYOND OUR CONTROL.  IN ADDITION CERTAIN FACTORS AFFECTING ANY FUTURE LOOKING STATEMENTS WHICH ARE INCORPORATED BY REFERENCE INTO THIS REPORT FROM OUR PRIOR REPORTS ON FORM 8-K ARE DESCRIBED IN THOSE PRIOR REPORTS.  FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

1.1           Underwriting Agreement, dated as of June 3, 2004, between Hospitality Properties Trust and the underwriters named therein relating to the sale of 4,500,000 common shares of beneficial interest.

5.1           Opinion of Venable LLP.

8.1           Opinion of Sullivan & Worcester LLP as to tax matters.

10.1         First Amendment to Management Agreement, dated as of May 31, 2005, by and between HPT TRS IHG-2,     Inc., IHG Management (Maryland) LLC and InterContinental Hotels Group (Canada), Inc.

23.1         Consent of Venable LLP (contained in Exhibit 5.1).

23.2         Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1)

23.3         Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

Dated:  June 3, 2005